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                               STATE OF NEW JERSEY
                               DEPARTMENT OF STATE
                      FILING CERTIFICATION (CERTIFIED COPY)

                                PHIBROCHEM, INC.

     I, the Secretary of State of the State of New Jersey, do hereby certify, that the above named business did file and record int his department the below listed document(s) and that the foregoing is a true copy of the Certificate of Incorporate as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 2nd day of June, 1998

/s/ Lonna R. Hooks
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Lonna R. Hooks
Secretary of State


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                          CERTIFICATE OF INCORPORATION
                                       OF
                                PHIBROCHEM, INC.

               TO: The Secretary of State of New Jersey

     THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

     FIRST: The name of the corporation is PHIBROCHEM, INC.

     SECOND: The purpose or purposes for which the corporation is organized are:

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description, including but not limited to chemicals, pharmaceuticals and chemical products.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any part of the world.

     THIRD: The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares without par value.

     FOURTH: The address of the corporation's initial registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of the corporation's initial registered agent at such address is The Corporation Trust Company.

     FIFTH: The number of directors constituting the initial board of directors shall be three (3); and the names and addresses of the directors are as follows:

NAMES                            ADDRESSES

Charles H. Bendheim              10 Columbus Circle
                                 New York, New York 10019

Jack C. Bendheim                 10 Columbus Circle
                                 New York, New York 10019

Morris Bock                      10 Columbus Circle
                                 New York, New York 10019

     SIXTH: The name and address of the incorporator is as follows:

NAME                             ADDRESS

Donald A. Hamburg                230 Park Avenue
                                 New York, New York 10169


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     IN WITNESS WHEREOF, I, the incorporator of the above named corporation, have hereunto signed this Certificate of Incorporation on the 15th day of October, 1986.

/s/ Donald A. Hamburg
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Donald A. Hamburg